UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 24, 2018

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

East West Bancorp, Inc.
Current Report of Form 8-K

Item 8.01 Other Events

Dominic Ng, Chairman of the Board of Directors and Chief Executive Officer of East West Bancorp, Inc. (the “Company”) and East West Bank, adopted a stock trading plan (the “10b5-1 Plan”). The 10b5-1 Plan has been adopted pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Under the 10b5-1 Plan, a broker-dealer is authorized to sell up to 138,500 shares of the Company’s common stock held by Mr. Ng, which may include shares acquired through Mr. Ng’s participation in one or more of the Company’s equity compensation plans. Shares may be sold under the 10b5-1 Plan on the open market at prevailing market prices and subject to minimum price thresholds specified in the 10b5-1 Plan. The 10b5-1 Plan starts on April 30, 2018 and terminates on July 6, 2018.

The purpose of the 10b5-1 Plan is to provide liquidity and investment diversification. In accordance with the 10b5-1 rules, Mr. Ng will have no discretion over the sales of his shares of common stock under the 10b5-1 Plan. Any transactions under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due.

Except as may be required by law, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: April 25, 2018	By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq.,
Executive Vice President and General Counsel

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